UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2009

FBL Financial Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-225-5400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Kim M. Robak, since 2006 a Class A Director of FBL Financial Group, Inc., notified the Company May 6, 2009 of her immediate resignation from the Board of Directors and withdrawal of her name as a director nominee at FBL’s May 20, 2009 annual shareholder meeting. Ms. Robak, a lawyer in Lincoln, NE, accepted an appointment to the Boards of Directors of UNIFI Mutual Holding Company, its subsidiary, Ameritas Holding Company, and its subsidiary, Ameritas Life Insurance Company, all headquartered in Lincoln, NE. These companies are direct competitors to FBL Financial Group and its insurance company subsidiaries, creating a conflict for continuing Board involvement by Ms. Robak. She was previously a board member of an Ameritas subsidiary doing business only in New York, which was not in competition with the FBL companies. The FBL Corporate Governance and Class A Nominating Committee is expected to nominate a candidate for election by the Board to fill this vacancy after the shareholders meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL Financial Group, Inc.

May 12, 2009	By:	James P. Brannen

Name: James P. Brannen
Title: Chief Financial Officer